EXHIBIT 99.4
DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY
Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer and director of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.
DIRECTORS OF THE COCA-COLA COMPANY
NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
James Quincey*	Chief Executive Officer and Chairman of the Board of Directors of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
Herbert A. Allen, III	President of Allen & Company LLC, a private investment banking firm	Allen & Company LLC 711 Fifth Avenue 9th Floor New York, NY 10022
Bela Bajaria	Chief Content Officer of Netflix, Inc.	Netflix, Inc. 121 Albright Way Los Gatos, California 95032
Ana Botín	Executive Chair of Banco Santander, S.A., a leading retail and commercial bank with a global presence based in Spain Ms. Botín is a citizen of Spain	Banco Santander, S.A. Avda. de Cantabria, s/n Edif. Pereda 28660, Boadilla del Monte (Madrid) Spain
Christopher C. Davis	Chairman of Davis Selected Advisers, L.P., an independent investment management firm	Davis Selected Advisers, L.P. 620 5th Avenue 3rd Floor New York, NY 10020

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Carolyn Everson	Senior Advisor, Permira, a global investment firm
Thomas S. Gayner	Chief Executive Officer, Markel Group Inc., a holding company comprised of diverse businesses	Markel Group Inc. 4521 Highwoods Parkway Glen Allen, VA 23060
Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a global family office serving high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2108 New York, NY 10020
Max R. Levchin	Chief Executive Officer and Chairman of the Board of Directors of Affirm Holdings, Inc., a financial technology company and a point-of-sale lender.	Affirm Holdings, Inc. 650 California Street San Francisco, CA 94108
Amity Millhiser	Former Partner and Vice Chair of PricewaterhouseCoopers LLP, an international professional services firm
Caroline Tsay	Technology Company Advisor/Limited Partner of Venture Capital Funds
David B. Weinberg	Chairman and Chief Executive Officer of Judd Enterprises, Inc., a private investment management office	Judd Enterprises, Inc. 401 N. Michigan Ave Suite 3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
James Quincey	Chairman and Chief Executive Officer of The Coca‑Cola Company Mr. Quincey is a citizen of the United Kingdom
Manolo Arroyo	Executive Vice President and Global Chief Marketing Officer of The Coca-Cola Company Mr. Arroyo is a citizen of Spain
Henrique Braun	Executive Vice President and Chief Operating Officer of The Coca-Cola Company Mr. Braun is a citizen of Brazil and the United States
Lisa Chang	Executive Vice President and Global Chief People Officer of The Coca-Cola Company
Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company
Jennifer K. Mann	Executive Vice President and President, North America operating unit of The Coca-Cola Company
John Murphy	President and Chief Financial Officer of The Coca‑Cola Company Mr. Murphy is a citizen of Ireland
Luisa Ortega	President, Europe operating unit of The Coca‑Cola Company Ms. Ortega is a citizen of Spain
Beatriz Perez	Executive Vice President and Global Chief Communications, Sustainability and Strategic Partnerships Officer of The Coca-Cola Company
Bruno Pietracci	President, Latin America operating unit Mr. Pietracci is a citizen of Brazil and Italy
Nancy Quan	Executive Vice President and Global Chief Technical and Innovation Officer of The Coca‑Cola Company

MANAGERS AND EXECUTIVE OFFICERS
OF
THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Stacy L. Apter*	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company
Mark D. Harris*	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca‑Cola Company
Erin L. May*	Senior Vice President, Controller and Chief Accounting Officer of The Coca‑Cola Company
EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC
NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Stacy L. Apter	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC
Madison J. Barnett	Vice President, Senior Tax Counsel – North America of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC
Daniel Coe	President, Chief Procurement Officer of The Coca‑Cola Company; Vice President of The Coca‑Cola Trading Company LLC
Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company; Vice President and General Counsel of The Coca-Cola Trading Company LLC
Mark D. Harris	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca‑Cola Company; Vice President and General Tax Counsel of The Coca‑Cola Trading Company LLC
Stephen A. Kremer	Senior Vice President, Deputy General Tax Counsel of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

Erin L. May	Senior Vice President, Controller and Chief Accounting Officer of The Coca‑Cola Company; Vice President and Controller of The Coca-Cola Trading Company LLC
John Murphy	President and Chief Financial Officer of The Coca‑Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC Mr. Murphy is a citizen of Ireland
Nancy Quan	Executive Vice President and Global Chief Technical & Innovation Officer of The Coca-Cola Company; President of The Coca-Cola Trading Company LLC
Mark Westfall	Senior Vice President and Chief Services Officer of The Coca‑Cola Company; Vice President of The Coca‑Cola Trading Company LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Stacy L. Apter*	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company
Mark D. Harris*	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company
Erin L. May*	Senior Vice President, Controller and Chief Accounting Officer of The Coca‑Cola Company
EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.
NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Stacy L. Apter	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.
Madison J. Barnett	Vice President, Senior Tax Counsel – North America of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.
Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company; Vice President and General Counsel of Carolina Coca-Cola Bottling Investments, Inc.
Mark D. Harris	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company; Vice President and General Tax Counsel of Carolina Coca-Cola Bottling Investments, Inc.
Stephen A. Kremer	Senior Vice President, Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.
Erin L. May	Senior Vice President, Controller and Chief Accounting Officer of The Coca‑Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.

John Murphy	President and Chief Financial Officer of The Coca‑Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc. Mr. Murphy is a citizen of Ireland